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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934

    Date of Report (Date of earliest event reported): December 6, 2001
                                                     (November 21, 2001)

                         Reliant Interactive Media Corp.

             (Exact name of registrant as specified in its charter)
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
          NEVADA                                          0-26699                                91-2007224
  (State or other jurisdiction of                (Commission File Number)                      (IRS Employer
incorporation)                                                                                  Identification No.)
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                          2701 North Rocky Point Drive
                                    Suite 200
                              TAMPA , FLORIDA 33607
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number, including area code:

                                 (813) 282-1717

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On December 6, 2001, we entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), by and among Reliant, Thane International, Inc. ("Thane"), Reliant Acquisition Corporation ("Acquisition"), a corporation wholly owned by Thane, and Kevin Harrington, Timothy Harrington and Mel Arthur, as stockholders of Reliant, a copy of which is attached as
Exhibit 2.1 hereto and incorporated by reference herein. The Merger Agreement was executed in connection with Reliant's anticipated combination with Thane by the merger of Reliant Acquisition Corporation with and into Reliant. Upon completion of the anticipated merger transaction, Reliant will become a wholly owned subsidiary of Thane. In connection with the merger, stockholders of Reliant will recieve shares of Thane common stock in exchange for their shares of Reliant common stock.

         YOU ARE URGED TO REVIEW ALL RELEVANT DOCUMENTS AND OTHER INFORMATION PERTAINING TO THE PROPOSED MERGER TRANSACTION WHEN THESE DOCUMENTS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. These filings as well as other periodic reports that we file to disclose current information about our company are available at no charge to you on the Commission's website located at www.sec.gov.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

       The following document is filed as an exhibit to this report on Form 8-K:

EXHIBIT NO.       DESCRIPTION

2.1 Amended and Restated Agreement and Plan of Merger, dated as of December 6, 2001,by and among Reliant Interactive Media Corp., Thane International, Inc., Reliant Acquisition Corporation and S. Kevin Harington, Timothy Harrington and Mel Arthur, stockholders of Reliant Interactive Media Corp.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RELIANT INTERACTIVE MEDIA CORP.

Date: December 6, 2001                      /s/ Karl E. Rodriquez, Esq.
                                            __________________________________
                                            Name: Karl E. Rodriquez, Esq.
                                            Title: General Counsel


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                                Index to Exhibits

EXHIBIT NO.       DESCRIPTION

2.1 Amended and Restated Agreement and Plan of Merger, dated as of December 6, 2001. by and among Thane International,
                  Inc., Reliant Acquisition Corporation, Reliant Interactive Media Corp. and Kevin Harrington, Timothy Harrington and Mel Arthur, as stockholders of Reliant Interactive Media Corp.